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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 1998



                          CITADEL BROADCASTING COMPANY
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   333-36771
                            ------------------------
                            (Commission file number)

                 Nevada                                 86-0703641
----------------------------------------      ----------------------------------
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)



  140 South Ash Avenue, Tempe, Arizona                     85281
----------------------------------------      ----------------------------------
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:       (602) 731-5222
                                                    ----------------------------
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ITEM 5.  OTHER EVENTS.

         On November 19, 1998, Citadel Broadcasting Company (the "Company") sold an aggregate of $115.0 million in principal amount of its 9-1/4% Senior Subordinated Notes due 2008 (the "Notes") in a private placement transaction. The aggregate sale price was $115.0 million, and the aggregate net proceeds to the Company were approximately $111.0 million. The Company repaid all amounts outstanding under its revolving credit facility, and it intends to use the remaining net proceeds to finance acquisitions and for general corporate purposes.

         On November 23, 1998, the Company entered into an Asset Purchase Agreement with Wicks Broadcasting Group Limited Partnership and certain related entities (collectively, "Wicks") to acquire a total of ten FM and six AM radio stations in Charleston, South Carolina, Binghamton, New York and Muncie and Kokomo, Indiana, each a market where the Company does not presently own any other radio stations, for an aggregate purchase price of $77.0 million in cash. The Company has delivered an irrevocable letter of credit in favor of Wicks in the amount of $5.0 million to secure certain of the Company's obligations under the asset purchase agreement. The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the transaction is subject to certain conditions including (i) the receipt of the Federal Communications Commission's consent to the transfer of the station licenses to the Company or its subsidiary, Citadel License, Inc., (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the receipt of consents to the assignment to the Company of certain material contracts relating to the stations.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Not applicable.

(b)   Not applicable.

(c)   The following exhibits are filed as part of this report.

      2.1 Asset Purchase Agreement dated November 23, 1998 by and among Wicks Broadcasting Group Limited Partnership, WBG License Co., L.L.C., Butternut Broadcasting Company, Inc., WBG Birmingham License Co., Inc. and Citadel Broadcasting Company (to be filed by amendment).

      4.1 Indenture dated as of November 19, 1998 among Citadel Broadcasting Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the form of 9-1/4% Senior Subordinated Notes due 2008 included therein.

      10.1 Tenth Amendment to Loan Instruments dated November 3, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto.

      10.2 Eleventh Amendment to Loan Instruments dated November 17, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto.

      10.3 Twelfth Amendment to Loan Instruments dated November 19, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto.

      99.1  Press Release dated November 19, 1998.

      99.2  Press Release dated November 23, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               CITADEL BROADCASTING COMPANY

Date:  November 30, 1998       By:  /s/ Lawrence R. Wilson
       --------------------         --------------------------------------------
                                    Lawrence R. Wilson
                                    Chairman of the Board and
                                    Chief Executive Officer
                                    (Principal Executive Officer)

Date:  November 30, 1998       By:  /s/ Donna L. Heffner
       --------------------         --------------------------------------------
                                    Donna L. Heffner
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


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                                 EXHIBIT INDEX

    Exhibit
      No.
    -------
      2.1   Asset Purchase Agreement dated November 23, 1998 by and among Wicks
            Broadcasting Group Limited Partnership, WBG License Co., L.L.C.,
            Butternut Broadcasting Company, Inc., WBG Birmingham License Co.,
            Inc. and Citadel Broadcasting Company (to be filed by amendment).

      4.1   Indenture dated as of November 19, 1998 among Citadel Broadcasting
            Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the form of 9-1/4% Senior Subordinated Notes due 2008 included therein.

      10.1  Tenth Amendment to Loan Instruments dated November 3, 1998 among
            Citadel Communications Corporation, Citadel Broadcasting Company,
            Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto.

      10.2  Eleventh Amendment to Loan Instruments dated November 17, 1998 among
            Citadel Communications Corporation, Citadel Broadcasting Company,
            Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto.

      10.3  Twelfth Amendment to Loan Instruments dated November 19, 1998 among
            Citadel Communications Corporation, Citadel Broadcasting Company,
            Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto.

      99.1  Press Release dated November 19, 1998.

      99.2  Press Release dated November 23, 1998.

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